Exhibit 16

January 4, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Worldwide Biotech and Pharmaceutical Company which was provided to us on December 29, 2005, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s amended Form 8-K report dated December 29, 2005. We agree with paragraph 1 and 2 under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

By:	/s/ Sherb & Co., LLP

Sherb & Co., LLP